As filed with the Securities and Exchange Commission on September 28, 2017
Registration No. 333-220481

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Pre-Effective Amendment No. 1 to

FORM S-3 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIED DNA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	50 Health Sciences Drive Stony Brook, New York 11790 (631) 240-8800	59-2272718
(State of incorporation)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

James A. Hayward, Ph.D., ScD.
Chairman, Chief Executive Officer and President
Applied DNA Sciences, Inc.
50 Health Sciences Drive

Stony Brook, New York 11790
(631) 240-8801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Merrill M. Kraines, Esq. Pepper Hamilton LLP 620 Eighth Avenue 37th Floor New York, New York 10018 Telephone: (212) 808-2711 Facsimile: (212) 658-9982

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  ☐

If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (1)			Proposed maximum aggregate offering price (1)			Amount of registration fee

Primary Offering

Common Stock, par value $0.0001 per share, Underlying Listed Warrants	3,215,590			(2)			(2)			(3)

Secondary Offering by selling security holders

Common Stock, par value $0.0001 per share, Underlying Concurrent Warrants (5)	1,250,000		$4.30			$5,375,000			$622.96	(4)

Common Stock, par value $0.0001 per share, Underlying Agent Warrants (6)	3,769		$3.32			$12,513.08			$186.50	(4)
	63,159		$2.85			$180,003.15		$
	68,182		$2.53			$172,500.46		$
	50,000		$4.01			$200,500.00		$
	163,720		$3.44			$563,196.80		$
	128,800		$3.73			$480,424.00	(7)	$
	4,943,220	$			$				$809.46	(8)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder also include such indeterminate number of additional shares of Common Stock as may from time to time be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2) The shares of Common Stock underlying the Listed Warrants registered under the registrant’s Registration Statement on Form S-1 (File No. 333-199121) (as supplemented, the “Prior Registration Statement”) and the Amendments and Supplements to that Form S-1 are included in this Registration Statement. Pursuant to Rule 429(b), this registration statement, upon effectiveness, also constitutes a Post-Effective Amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act. If securities previously registered under the Prior Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder.

(3) All applicable filing fees relating to the shares of Common Stock Underlying the Listed Warrants were paid at the time of filing the Prior Registration Statement.

(4) Calculated in accordance with Rule 457(g) under the Securities Act.

(5) The Concurrent Warrants were sold to certain of the Selling Security holders in a private placement on November 27, 2015 and are described in the registrant’s prospectus supplement dated November 23, 2015, (Registration No. 333-202432). Prior to the effectiveness of this registration statement, the Shares of Common Stock underlying the Concurrent Warrants have not been registered pursuant to the Securities Act.

(6) The Agent Warrants were part of the compensation provided to certain Selling Security holders who were acting as placement agent and/or underwriter in various public offerings and private placements that closed and/or were entered into on (i) January 7, 2011, as described in the registrant’s Current Report on Form 8-K filed on January 13, 2011, (ii) July 15, 2011 as described in the registrant’s Current Report on Form 8-K filed on July 15, 2011, (iii) November 20, 2014 as described in the registrant’s prospectus dated November 18, 2014 (Registration No. 333-199121), (iv) April 1, 2015 as described in the registrant’s prospectus supplement dated March 27, 2015 (Registration No. 333-202432), (v) November 27, 2015 as described in the registrant’s prospectus supplement dated November 23, 2015 (Registration No. 333-202432) and (vi) November 7, 2016 as described in the registrant’s Current Report on Form 8-K filed on November 3, 2016. Prior to the effectiveness of this registration statement, the Shares of Common Stock underlying the Agent Warrants have not been registered pursuant to the Securities Act.

(7) The maximum amount that the Registrant could receive upon the exercise of all Agent Warrants is $1,609,137.

(8) All of which was previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 is being filed solely to revise the opinion included in Exhibit 5.1. No changes have been made to Part I of the Registration Statement on Form S-3. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered Securities registered hereby, other than underwriting discounts and commissions, if any, incurred in connection with the sale of the offered Securities. All such amounts will be borne by us.

SEC Registration Fee	$810
Legal Fees and Expenses	$50,000
Accounting Fees and Expenses	$10,000
Miscellaneous Fees and Expenses	$2,000
Total:	$62,810

Item 15. Indemnification of Directors and Officers.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation provides to the fullest extent permitted by Delaware law that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Our Certificate of Incorporation also provides that we shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any employee or agent of ours who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of ours or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding.

Section 9.3 of our By-Laws provides for the indemnification of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

We have entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of our directors and executive officers. In general, the Indemnification Agreement obligates us to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our Certificate of Incorporation, as amended, or bylaws, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain a director and officer insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

Exhibit	Description
3.1*	Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

3.2*	Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on June 30, 2010 and incorporated herein by reference

3.3*	Second Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 30, 2012 and incorporated herein by reference.

3.4*	Third Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 29, 2014 and incorporated herein by reference.

3.5*	By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

4.1*	Form of Warrant (Concurrent), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.
4.2*	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 3, 2016 and incorporated herein by reference.

4.3*	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

4.4*	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on March 27 2015 and incorporated herein by reference.

4.5*	Form of Warrant (Broker-Dealer), filed as an exhibit to the Amendment No. 1 to Form S-1 Registration Statement filed with the Commission on October 30, 2014 and incorporated herein by reference.

4.6*	Form of Warrant Agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent, filed as an exhibit to the registration statement on Form S-1/A filed with the Commission on November 12, 2014 and incorporated herein by reference.

4.7*	First Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent, filed as an exhibit to the registration statement on Form 8-K filed with the Commission on April 1, 2015 and incorporated herein by reference.

4.8*	Second Amendment to Warrant Agreement as of November 2, 2016, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

5.1	Opinion of Pepper Hamilton LLP (filed herewith).

10.1*	Form of Securities Purchase Agreement (Concurrent Warrants), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

23.2*	Consent of Marcum LLP.

24.1*	Power of attorney.

* Previously filed.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for the purpose of determining liability under the Securities Act to any purchaser: (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in Stony Brook, State of New York, on the 28th day of September 2017.

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward
James A. Hayward
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES A. HAYWARD	Chairman, President, Chief	September 28, 2017
James A. Hayward	Executive Officer and Director
(Principal Executive Officer)

/s/ BETH M. JANTZEN	Chief Financial Officer	September 28, 2017
Beth M. Jantzen	(Principal Financial and Accounting Officer)

/s/ JAMES A. HAYWARD*	Director	September 28, 2017
Robert B. Catell

/s/ JAMES A. HAYWARD*	Director	September 28, 2017
John F. Bitzer III

/s/ JAMES A. HAYWARD*	Director	September 28, 2017
Charles S. Ryan

/s/ JAMES A. HAYWARD*	Director	September 28, 2017
Yacov Shamash

/s/ JAMES A. HAYWARD*	Director	September 28, 2017
Sanford R. Simon

/s/ JAMES A. HAYWARD*	Director	September 28, 2017
Joseph D. Ceccoli

/s/ JAMES A. HAYWARD*	Director	September 28, 2017
Elizabeth M. Schmalz Ferguson

* Pursuant to power of attorney

EXHIBIT INDEX

Exhibit	Description
3.1*	Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

3.2*	Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on June 30, 2010 and incorporated herein by reference

3.3*	Second Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 30, 2012 and incorporated herein by reference.

3.4*	Third Certificate of Amendment of Certificate of Incorporation of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 29, 2014 and incorporated herein by reference.

3.5*	By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on January 16, 2009 and incorporated herein by reference.

4.1*	Form of Warrant (Concurrent), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.
4.2*	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 3, 2016 and incorporated herein by reference.

4.3*	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

4.4*	Form of Warrant (Broker-Dealer), filed as an exhibit to the current report on Form 8-K filed with the Commission on March 27 2015 and incorporated herein by reference.

4.5*	Form of Warrant (Broker-Dealer), filed as an exhibit to the Amendment No. 1 to Form S-1 Registration Statement filed with the Commission on October 30, 2014 and incorporated herein by reference.

4.6*	Form of Warrant Agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent, filed as an exhibit to the registration statement on Form S-1/A filed with the Commission on November 12, 2014 and incorporated herein by reference.

4.7*	First Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent, filed as an exhibit to the registration statement on Form 8-K filed with the Commission on April 1, 2015 and incorporated herein by reference.

4.8*	Second Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent as of November 2, 2016, filed as an exhibit to the current report on Form 8-K filed with the Commission on November 2, 2016 and incorporated herein by reference.

5.1	Opinion of Pepper Hamilton LLP (filed herewith).

10.1*	Form of Securities Purchase Agreement (Concurrent Warrants), filed as an exhibit to the current report on Form 8-K filed with the Commission on November 23, 2015 and incorporated herein by reference.

Exhibit	Description
23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

23.2*	Consent of Marcum LLP.

24.1*	Power of attorney.

* Previously filed.